================================================================================




                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ____________________

                                   FORM 8-K/A
                              ____________________


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  May 12, 1997
                                                         ------------
                                                       (February 26, 1997)
                                                        -----------------


                          Commission File No. 1-12984

                       CENTEX CONSTRUCTION PRODUCTS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                             ----------------------
                            (State of incorporation)

                                   75-2520779
                       ----------------------------------
                      (I.R.S. Employer Identification No.)

                            3710 RAWLINS, SUITE 1600
                              DALLAS, TEXAS  75219
                   --------------------------------------
                  (Address of principal executive offices)

                                (214) 559-6514
                         -----------------------------
                        (Registrant's telephone number)




================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 26, 1997, Centex Eagle Gypsum Company, a Delaware corporation ("Buyer Sub 1"), and CEGC Holding Company, a Delaware corporation ("Buyer Sub 2"), both wholly owned subsidiaries of Centex Construction Products, Inc., a Delaware corporation ("CXP"), completed the acquisition of all of the Common Units of Centex Eagle Gypsum Company, L.L.C., a Delaware limited liability company ("Newco"), owned by Eagle-Gypsum Products, a Colorado joint venture ("EGP"), and National Energy Systems, Inc., a Delaware corporation ("NES"). The acquisition was consummated pursuant to a Limited Liability Company Unit Purchase Agreement (EGP), dated as of December 5, 1996, among Centex American Gypsum Company, a New Mexico corporation and wholly owned subsidiary of CXP ("CAGC"), Buyer Sub 1, and EGP, and a Limited Liability Company Unit Purchase Agreement (NES), dated as of December 5, 1996, among CAGC, Buyer Sub 2, and NES. Prior to the consummation of this transaction, EGP and NES contributed to Newco (i) all of EGP's assets and business used or utilizable in connection with EGP's gypsum wallboard plant located in Gypsum, Eagle County, Colorado, including EGP's gypsum mines located in close proximity to such plant, and (ii) NES's cogeneration power facility located at the EGP plant, respectively. Through Newco, CXP expects to continue to operate the gypsum plant and the cogeneration facility for the foreseeable future.

         Buyer Sub 1 and Buyer Sub 2 acquired 1,000 Common Units of Newco (representing all of Newco's equity interests) for a purchase price of $52 million, plus EGP's net working capital (amounting to approximately $4 million).

         To fund payment of the purchase price of Newco's Common Units, CXP, on behalf of Buyer Sub 1 and Buyer Sub 2, used (i) internally available cash amounting to approximately $52 million and (ii) funds amounting to $4 million provided by CXP's $10 million unsecured revolving credit facility with The First National Bank of Chicago.

         In arriving at the purchase price paid by Buyer Sub 1 and Buyer Sub 2 for the Common Units of Newco, Buyer Sub 1 and Buyer Sub 2 calculated a range of values for the equity interests in Newco and the values of the underlying assets after a substantial due diligence review of such equity interests and assets by CXP and CAGC personnel. After extensive arm's-length negotiations, CAGC, Buyer Sub 1, Buyer Sub 2, EGP, and NES entered into the applicable definitive unit purchase agreements.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)     Financial Statements of Businesses Acquired.

                          The consolidated financial statements of Eagle-Gypsum
                 Products required to be filed pursuant to this Item 7(a) of Form 8-K are contained pages 4 through 24 of this Report.

         (b)     Pro Forma Financial Information.

                          The pro forma financial information required to be
                 filed pursuant to this Item 7(b) of Form 8-K are contained on pages 25 through 28 of this Report.

         (c)     Exhibits.

                          The Exhibits required to be filed with this Report
                 are identified on the Index to Exhibits found on page 30 of this Report.

ITEM 7(a)           Financial Statements of Businesses Acquired.

                    Financial Statements

                    Eagle-Gypsum Products
                    (A Joint Venture)


                    Years ended December 31, 1996 and 1995
                    with Report of Independent Auditors








[ERNST & YOUNG LLP LOGO]

                             Eagle-Gypsum Products
                               (A Joint Venture)

                              Financial Statements

                     Years ended December 31, 1996 and 1995




                                    CONTENTS

Report of Independent Auditors .............................................   6

Audited Financial Statements

Balance Sheets .............................................................   7
Statements of Operations ...................................................   9
Statements of Joint Venturers' Deficit .....................................  10
Statements of Cash Flows ...................................................  11
Notes to Financial Statements ..............................................  13

                        [ERNST & YOUNG LLP LETTERHEAD]


                         Report of Independent Auditors

The Venturers
Eagle-Gypsum Products

We have audited the accompanying balance sheets of Eagle-Gypsum Products (a joint venture) as of December 31, 1996 and 1995, and the related statements of operations, joint venturers' deficit and cash flows for the years then ended. These financial statements are the responsibility of the joint venture's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eagle-Gypsum Products at December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming Eagle-Gypsum Products will continue as a going concern. As more fully described in Note 1, the joint venture has incurred recurring operating losses and has a capital deficiency. Also as discussed in Note 7, the joint venture contributed its gypsum wallboard manufacturing facility and related assets to a limited liability company and sold its ownership interest in the limited liability company on February 26, 1997. These conditions raise substantial doubt about the joint venture's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                                /s/ ERNST & YOUNG LLP

February 14, 1997, except for Note 7,
as to which the date is February 26, 1997

                             Eagle-Gypsum Products
                               (A Joint Venture)

                                 Balance Sheets



                                                               DECEMBER 31
                                                           1996            1995
                                                       ------------    ------------
ASSETS (Note 2)
Current assets:
  Cash and cash equivalents                            $  4,535,599    $  2,008,067
  Accounts receivable (net of allowance for doubtful
    accounts of $72,571 for 1996 and $262,919
    for 1995)                                             4,188,095       4,013,813
  Inventories:
    Raw materials                                           828,773       1,095,621
    Finished goods                                          868,793         856,840
                                                       ------------    ------------
                                                          1,697,566       1,952,461

  Prepaid expenses and other assets                          34,872          39,626
                                                       ------------    ------------
Total current assets                                     10,456,132       8,013,967

Property, plant and equipment, at cost:
  Land and improvements                                   2,488,308       2,461,359
  Plant building                                          9,485,722       9,441,793
  Machinery and equipment                                27,303,103      27,191,836
  Equipment under capital leases                            480,385         480,385
  Office furniture and fixtures                             379,108         373,278
  Mine rights                                               288,299         288,299
  Mine development                                          341,672         341,672
  Construction in progress                                   88,685           2,879
                                                       ------------    ------------
                                                         40,855,282      40,581,501
  Less accumulated depreciation and amortization        (20,356,257)    (17,050,453)
                                                       ------------    ------------
                                                         20,499,025      23,531,048

Other assets                                                130,333         130,333
                                                       ------------    ------------
Total assets                                           $ 31,085,490    $ 31,675,348
                                                       ============    ============

                                                                 DECEMBER 31
                                                            1996            1995
                                                        ------------    ------------
LIABILITIES AND JOINT VENTURERS' DEFICIT
Current liabilities:
 Accounts payable and accrued liabilities               $  2,923,315    $  2,097,934
 Accrued interest ($148,480 and $142,841 in 1996
 and 1995, respectively, payable to related parties)         335,835         332,126
 Current portion of notes payable-related parties
 (Note 2)                                                 19,158,802            --
 Current portion of notes payable-bank (Note 2)           24,154,938            --
 Obligations under capital leases due within one year         23,076          19,558
                                                        ------------    ------------
Total current liabilities                                 46,595,966       2,449,618

Notes payable-related parties, net of current portion
 (Note 2)                                                 13,348,701      31,022,261
Notes payable-bank, net of current portion (Note 2)       24,039,289      46,139,758
Accrued interest:
 Related parties (Note 2)                                  1,115,170       1,011,668
 Bank (Note 2)                                             2,012,066       1,852,160
Obligations under capital leases due after one year
 (Note 4)                                                    373,035         396,111

Joint venturers' deficit                                 (56,398,737)    (51,196,228)

Commitments and contingencies
 (Notes 3 and 5)
                                                        ------------    ------------
Total liabilities and joint venturers' deficit          $ 31,085,490    $ 31,675,348
                                                        ============    ============



See accompanying notes.

                             Eagle-Gypsum Products
                               (A Joint Venture)

                            Statements of Operations

                                             YEAR ENDED DECEMBER 31
                                               1996            1995
                                          ----------------------------
Sales:
 Gross wallboard sales                    $ 42,614,434    $ 41,138,427
 Less freight, allowances and discounts     (9,744,148)     (9,178,497)
                                          ------------    ------------
 Net wallboard sales                        32,870,286      31,959,930
 Gypsum and gravel sales                       720,835         491,797
                                          ------------    ------------
Net sales                                   33,591,121      32,451,727

Cost of sales                               30,264,220      30,129,041
                                          ------------    ------------

Gross margin                                 3,326,901       2,322,686

Operating expenses:
 Selling                                       520,594         506,029
 General and administrative                  1,541,225       1,031,634
 Amortization of organization costs               --           509,659
                                          ------------    ------------

Operating income                             1,265,082         275,364

Other income (expense):
 Interest income                               105,425         100,019
 Interest expense                           (6,573,016)     (6,259,952)
                                          ------------    ------------
Net loss                                  $ (5,202,509)   $ (5,884,569)
                                          ============    ============


See accompanying notes.

                             Eagle-Gypsum Products
                               (A Joint Venture)

                     Statements of Joint Venturers' Deficit

                     Years ended December 31, 1996 and 1995

                                         EAGLE
                                       INVESTMENT        EAGLE-
                                      GROUP LIMITED      GYPSUM,
                                       PARTNERSHIP        LTD.             TOTAL
                                      ------------    ------------    ------------
Balance at December 31, 1994          $(42,079,794)   $ (3,231,865)   $(45,311,659)

Net loss for the year ended
 December 31, 1995                      (5,555,033)       (329,536)     (5,884,569)
                                      ------------    ------------    ------------

Balance at December 31, 1995           (47,634,827)     (3,561,401)    (51,196,228)

Net loss for the year ended
 December 31, 1996                      (4,911,168)       (291,341)     (5,202,509)
                                      ------------    ------------    ------------

Balance at December 31, 1996          $(52,545,995)   $ (3,852,742)   $(56,398,737)
                                      ============    ============    ============

See accompanying notes.

                             Eagle-Gypsum Products
                               (A Joint Venture)

                            Statements of Cash Flows




                                                             YEAR ENDED DECEMBER 31
                                                              1996           1995
                                                          --------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                  $(5,202,509)   $(5,884,569)
Adjustments to reconcile net loss to net cash provided
   by operating activities:
     Depreciation and amortization of property, plant
       and equipment                                        3,305,804      3,284,716
      Amortization of organization costs                         --          509,659
      Noncash interest on borrowings                        3,665,739      3,330,298
      Capitalized co-generation fees                          399,156        425,196
      (Increase) decrease in accounts receivable             (174,282)       496,276
      (Increase) decrease in inventories                      254,895       (423,024)
      (Increase) decrease in prepaid expenses and other
        assets                                                  4,754        (35,343)
      Increase in accounts payable and accrued
        liabilities                                           825,381         28,178
                                                          -----------    -----------
Net cash provided by operating activities                   3,078,938      1,731,387

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in property, plant and equipment                  (273,781)      (776,014)
Disposal of property, plant and equipment                        --           13,781
                                                          -----------    -----------
Net cash used in investing activities                        (273,781)      (762,233)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment on note payable to bank                            (258,067)          --
Principal payments under capital leases                       (19,558)       (30,900)
                                                          -----------    -----------
Net cash used in financing activities                        (277,625)       (30,900)
                                                          -----------    -----------
Net increase in cash and cash equivalents                   2,527,532        938,254
Cash and cash equivalents at beginning of year              2,008,067      1,069,813
                                                          -----------    -----------
Cash and cash equivalents at end of year                  $ 4,535,599    $ 2,008,067
                                                          ===========    ===========

                             Eagle-Gypsum Products
                               (A Joint Venture)

                      Statements of Cash Flows (continued)

Supplemental schedule of noncash investing and financing activities:

     1996:

     Accrued interest of $3,398,622 was capitalized and added to the loan balances of bank and related party notes payable.

     Co-generation fees of $399,156 were capitalized and added to the loan balances of related party notes payable.

     1995:

     Accrued interest of $3,056,573 was capitalized and added to the loan balances of bank and related party notes payable.

     Co-generation fees of $425,196 were capitalized and added to the loan balances of related party notes payable.

See accompanying notes.

                             Eagle-Gypsum Products
                               (A Joint Venture)

                         Notes to Financial Statements

                           December 31, 1996 and 1995

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

Eagle-Gypsum Products (the "Venture") was formed in 1989 for the purpose of owning and operating a gypsum mine and for the purpose of constructing, owning, and operating a gypsum wallboard plant. Eagle Investment Group Limited Partnership ("EIG") and Eagle-Gypsum, Ltd. ("LTD"), collectively referred to as the Venturers, entered into an asset contribution agreement in June 1988. Under the terms of the asset contribution agreement, as amended and restated, and under the terms of the related joint venture agreement, EIG contributed $1,000,000 of its notes receivable from LTD for a 73 2/3% interest in the Venture and LTD contributed substantially all of its assets, net of certain liabilities, for a 26 1/3% interest in the Venture. As of October 4, 1990, the date that the bank called a $9,000,000 letter of credit from EIG (see Note 2), EIG's partnership interest increased to 94.4%. As of February 26, 1991, the date of the refinancing of the construction loan, $1,000,000 of the note payable to EIG was converted to equity (see Note 2).

The equity contributions to the Venture have been accounted for under the purchase method of accounting. EIG contributed the $2,000,000 described above for its equity interest. LTD's contribution was valued at $357,466 based on the percentage relationship of the 26 1/3% interest acquired by LTD in relation to the 73 2/3% interest acquired by EIG. The total contributions were allocated to the assets and liabilities of the Venture based upon the estimated fair values of those assets and liabilities as of the effective date of the formation of the Venture. The cost assigned to mine rights represents the excess of purchase price over the fair market value of other assets acquired, net of liabilities assumed.

The principal business activities of the Venture began on November 1, 1990 as the wallboard plant was substantially complete and significant sales activity commenced.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared assuming that the Venture will continue as a going concern. The Venture has incurred operating losses of $5,202,509 and $5,884,569 in 1996 and 1995, respectively, and has negative venturers' equity of $56,398,737 at December 31, 1996. Also as discussed in Note 7, the venture

                             Eagle-Gypsum Products
                               (A Joint Venture)

                   Notes to Financial Statements (continued)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

contributed its gypsum wallboard manufacturing facility and related assets to a limited liability company and sold its ownership interest in the limited liability company on February 26, 1997. These considerations raise substantial doubt about the Venture's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

CAPITALIZATION OF PREACQUISITION, DEVELOPMENT AND CONSTRUCTION COSTS

The Venture capitalized into property, plant and equipment, and into other assets, those costs related to the preacquisition, development and construction of the Venture's wallboard plant, and development costs related to the gypsum mine including interest capitalized through November 1, 1990. Amortization and depreciation of these costs began on November 1, 1990. These assets are fully amortized as of December 31, 1995.

AMORTIZATION AND DEPRECIATION

Organization costs were amortized on a straight-line basis over five years.

Loan costs were amortized on a straight-line basis over the term of the related loan.

Property, plant and equipment is depreciated using the straight-line method over the estimated useful lives of such assets, which are considered to range from 3 to 20 years.

INVENTORY VALUATION

Raw materials and finished goods inventories are valued at the lower of cost or market on a first-in, first-out basis.

                             Eagle-Gypsum Products
                               (A Joint Venture)

                   Notes to Financial Statements (continued)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

No provision is made for income tax expense or benefit since the income or loss of the Venture is included in the income tax returns of the Venturers.

STATEMENTS OF CASH FLOWS

The Venture considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents. Cash paid for interest was $2,907,277 in 1996 and $2,929,654 in 1995.

CONCENTRATION OF CREDIT RISK

The Venture sells to customers in the residential and nonresidential construction industry primarily in the western United States.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

RECLASSIFICATION OF PRIOR YEAR BALANCES

Certain prior year amounts have been reclassified to conform with the current year's presentation.

LONG-LIVED ASSETS

During 1996, the Venture adopted Statement of Financial Accounting Standard No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("SFAS No. 121"), which requires impairment losses to be recorded on long-lived assets used in operations when indications of impairment are present. The effect of adoption was not material.

                             Eagle-Gypsum Products
                               (A Joint Venture)

                   Notes to Financial Statements (continued)

2. NOTES PAYABLE TO BANK AND RELATED PARTIES

On March 31, 1989, the Venture entered into a construction loan agreement with a bank which provided for maximum borrowings of $45,000,000. On September 30, 1990, the construction loan matured. The construction of the plant was not fully completed at that point in time, nor was there a takeout financing instrument in place. Under the terms of the loan agreement, the construction loan was due and payable. The construction loan was partially secured by a $9,000,000 letter of credit provided by EIG. Under the terms of the loan agreement, the bank drew against the letter of credit for the entire $9,000,000, reducing the total construction loan available to $36,000,000. As a result of the bank liquidating the $9,000,000 EIG letter of credit, and by virtue of the joint venture agreement, the Venture had a note payable to EIG at December 31, 1990 of $9,212,266 which included interest accrued and accreted since the date the letter of credit was liquidated.

On February 26, 1991, the Venture completed a financing agreement with the bank, EIG and related parties to restructure its construction and working capital debt.

The financing agreement allows the Venture to capitalize interest on its senior and junior subordinated loans. Mandatory annual prepayments on the term loans are required beginning December 31, 1991 to the extent of excess available cash, as defined.

On September 21, 1992, the Venture completed a modification to the terms of the financing agreement, which had been completed on February 26, 1991, that allows the Venture to capitalize interest on its senior term loans and allows certain portions of its

                             Eagle-Gypsum Products
                               (A Joint Venture)

                   Notes to Financial Statements (continued)

2. NOTES PAYABLE TO BANK AND RELATED PARTIES (CONTINUED)

co-generation services purchase commitment to be paid in the form of promissory notes. The following is a summary of the Venture's debt as of December 31, 1996 and 1995:

                                                            DECEMBER 31
                                                        1996             1995
                                                    ----------------------------
Loans with bank:
     Senior term loan                               $24,154,938      $24,295,881
     Senior subordinated term loan                   11,880,953       10,821,481
     Junior subordinated term loan                   12,158,336       11,022,396
     Working capital revolving loan
     ($5,000,000 maximum)                                  --               --

Loans with EIG and related companies:
     Senior term loan                                16,847,994       16,949,307
     Senior term notes                                2,310,808        1,923,146
     Senior subordinated term loan                    7,128,574        6,502,278
     Junior subordinated term loan                    6,220,127        5,647,530
                                                    -----------      -----------
                                                     80,701,730       77,162,019

Less current portion                                 43,313,740             --
                                                    -----------      -----------
                                                    $37,387,990      $77,162,019
                                                    ===========      ===========

LOANS WITH BANK

The senior term loan payable to the bank of $24,154,938 is secured by substantially all the assets of the Venture. The interest rate is either the Bank's reference rate (not to be less than 9% or more than 11%) or the Bank's Eurodollar rate (not to be less than 6% or more than 9%) plus 1/2%. During 1996, the Venture made interest payments quarterly or, in the case of Eurodollar loans, at the end of the Eurodollar loan period.

The loan balances at December 31, 1996 and 1995 include $3,300,197 and $3,295,882 of capitalized interest, respectively. The loan is due and payable February 26, 1997 and is classified as a current liability in the accompanying balance sheet at December 31, 1996.

                             Eagle-Gypsum Products
                               (A Joint Venture)

                   Notes to Financial Statements (continued)

2. NOTES PAYABLE TO BANK AND RELATED PARTIES (CONTINUED)

At December 31, 1996, the Bank's reference and Eurodollar rates were 9% and 6%, respectively. As a result of the modification agreement, the Venture may borrow an additional $690,000 under this facility at such time as the senior term loan with the related party is fully drawn.

The senior subordinated term loan payable to the bank of $11,880,953 is secured by substantially all the assets of the Venture, but subordinate in respect of repayment of all revolving loans and all senior loans. The interest rate is 9.5%. Interest on this loan accrues and accretes annually until repayment, in full, of all loans senior to it. The loan balances at December 31, 1996 and 1995 include $4,380,953 and $3,321,481 of capitalized interest, respectively. The loan is due February 26, 2001.

The junior subordinated term loan payable to the bank of $12,158,336 is secured by substantially all the assets of the Venture, but subordinate in respect of repayment of all revolving loans and all senior loans, and all senior subordinated loans. The interest rate is 10%. Interest on this loan accrues and accretes annually until repayment, in full, of all loans senior to it. The loan balances at December 31, 1996 and 1995 include $4,658,336 and $3,522,396 of capitalized interest, respectively. The loan is due February 26, 2011. Under certain circumstances ("Events"), the Bank will be entitled to additional interest in respect of its junior subordinated term loan. The amount of this additional interest is equal to (i) 49% of EIG's interest in the Venture's distributable cash flow; (ii) 49% of the net proceeds realized by EIG upon a sale of all or a portion of EIG's interest in the Venture; or (iii) 49% of EIG's interest in the appraised value on the date the junior subordinated term loan is paid in full. The aggregate amount of additional interest cannot exceed a rate of 25% per annum on the outstanding principal balance.

The working capital revolving line of credit had no amounts outstanding as of December 31, 1996 or 1995. The revolving loan is secured by substantially all the current assets of the Venture with a second lien interest on all the other assets of the Venture. The Venture can borrow up to $5,000,000 under this revolving loan up to the limitation of a borrowing base which consists of: 75% of eligible accounts receivable; 50% of eligible finished goods inventory; 50% of paper inventory; and 50% of eligible spare parts inventory (subject to certain limitations). A calculation of each month's borrowing base must be completed as of the last day of the month and submitted to the Bank by the twentieth day

                             Eagle-Gypsum Products
                               (A Joint Venture)

                   Notes to Financial Statements (continued)

2. NOTES PAYABLE TO BANK AND RELATED PARTIES (CONTINUED)

of the following month. If the borrowing base does not support the balance of the loan, the Venture must pay the loan down to a supportable level at the end of that month. The interest rate is either the Bank's reference rate (not to be less than 9% or more than 11%) or the Bank's Eurodollar rate (not to be less than 6% or more than 9%) plus 1/2%. Interest is payable quarterly or, in the case of Eurodollar loans, at the end of the Eurodollar loan period. The loan is due February 26, 1997.

LOANS WITH EIG AND RELATED COMPANIES

The senior term loan payable to a related company of $16,847,994 is secured by substantially all the assets of the Venture. The loan is a $15,305,000 commitment which the Venture may borrow on an as-needed basis ($606,313 available at December 31, 1996). The loan balances at December 31, 1996 and 1995 include $2,149,307 of capitalized interest which is excluded from the principal amount for purposes of determining the remaining amount of the total $15,305,000 commitment. The interest rate is either the Bank's reference rate or the Bank's Eurodollar rate plus 1/2%. During 1996 and 1995, the Venture made interest payments quarterly or, in the case of Eurodollar loans, at the end of the Eurodollar loan period. The loan is due and payable February 26, 1997 and is classified as a current liability in the accompanying balance sheet at December 31, 1996.

The senior term notes payable to a related company of $2,310,808 are secured by substantially all the assets of the Venture. The notes are the result of a modification agreement entered into by the Venture and the related party who owns and operates a co-generation facility located adjacent to the wallboard plant. Under the terms of the modification agreement, the Venture is allowed to issue promissory notes in lieu of payment for electrical and thermal energy it purchases. The notes may be issued on a monthly basis up to the following amounts:

          January - December 1995                     $35,433
          January - December 1996                      33,263
          January - December 1997                        --

                             Eagle-Gypsum Products
                               (A Joint Venture)

                   Notes to Financial Statements (continued)

2. NOTES PAYABLE TO BANK AND RELATED PARTIES (CONTINUED)

The interest rate for these notes is either the Bank's reference rate or the Bank's Eurodollar rate plus 1/2%. During 1996 and 1995, the Venture made interest payments quarterly or, in the case of Eurodollar loans, at the end of the Eurodollar loan period. The note balances at December 31, 1996 and 1995 include $95,888 of capitalized interest. The notes are due and payable February 26, 1997 and are classified as current liabilities in the accompanying balance sheet at December 31, 1996.

The senior subordinated term loan payable to EIG of $7,128,574 is secured by substantially all the assets of the Venture, but subordinate in respect of repayment of all revolving loans and all senior loans. The interest rate is 9.5%. Interest on this loan accrues and accretes annually until repayment, in full, of all loans senior to it. The loan balances at December 31, 1996 and 1995 include $2,628,573 and $2,002,278 of capitalized interest, respectively. The loan is due February 26, 2001.

The junior subordinated term loan payable to EIG of $6,220,127 is secured by substantially all the assets of the Venture, but subordinate in respect of repayment of all revolving loans and all senior loans, and all senior subordinated loans. The interest rate is 10%. Interest on this loan accrues and accretes annually until repayment, in full, of all loans senior to it. The loan balances at December 31, 1996 and 1995 include $2,383,176 and $1,810,579 of capitalized interest, respectively. The loan is due February 26, 2011.

Maturities are as follows for the years ending December 31:

          1997                                          $43,313,740
          1998                                                --
          1999                                                --
          2000                                                --
          2001                                           19,009,527
          Thereafter                                     18,378,463
                                                        -----------
                                                        $80,701,730
                                                        ===========

                             Eagle-Gypsum Products
                               (A Joint Venture)

                   Notes to Financial Statements (continued)

3. OTHER RELATED PARTY TRANSACTIONS

Pursuant to the Venture formation agreements, the financing agreement (see Note
2) and related agreements, the Venture has entered into various transactions with related parties.

Management fee expense to a related party was $250,000 for both 1996 and 1995.

The Venture committed to pay royalties of $.20 per ton of gypsum sold from the mine. These royalties are payable to a limited partner of LTD, or his assigns. The Venture paid royalties of $79,222 in 1996 and $75,320 in 1995.

4. CAPITAL LEASE OBLIGATIONS

The Venture entered into a lease agreement with a related party for the use of certain equipment related to the co-generation facility (see Note 5). This lease has been classified as a capital lease for financial reporting purposes. The monthly lease payments under this lease obligation total $7,294. The lease term is 180 months.

Accumulated amortization on equipment under capital leases is $315,267 and $264,146 at December 31, 1996 and 1995, respectively.

Future minimum lease payments under capital lease obligations are as follows:


        1997                                               $ 87,528
        1998                                                 87,528
        1999                                                 87,528
        2000                                                 87,528
        2001                                                 87,528
        Thereafter                                          306,348
                                                           --------
        Total future minimum lease payments                 743,988
        Less imputed interest                               347,877
                                                           --------
        Obligations under capital leases                   $396,111
                                                           ========

                             Eagle-Gypsum Products
                               (A Joint Venture)

                   Notes to Financial Statements (continued)

5. COMMITMENTS AND CONTINGENCIES

PAPER CONTRACT

The Venture has committed to purchase from a supplier 100% of its requirements of paper for facing of wallboard. The agreement terminates on December 31, 1997.

GYPSUM SALES

The Venture has an agreement to supply a cement company with its requirements of gypsum through December 31, 1997. The quantity is negotiated and the price adjusted annually.

ROCK SUPPLY AGREEMENTS

The Venture has an agreement with a contractor to perform the work necessary to prepare, mine, grade, screen, store, and ship gypsum rock which management believes is sufficient to meet the Venture's future production requirements. The contract terminates in 1998.

GAS CONTRACT

The Venture has entered into a gas sales agreement with a gas supplier who will provide the gas requirements of the co-generation facility and wallboard plant. Commencing June 1, 1991, the Venture has agreed to purchase an annual minimum of 511,000 MMBTUs at prices increasing from $1.50 to $2.09 per MMBTU, plus transportation cost, during the eight-year term of the agreement. The minimum purchase requirements began June 1, 1991. The Venture purchased 987,146 MMBTUs at a cost of $2,478,054 for the period June 1, 1994 through May 31, 1995. The Venture purchased 921,734 MMBTUs at a cost of $2,342,934 for the period June 1, 1995 through May 31, 1996, and has purchased 466,548 MMBTUs at a cost of $1,248,209 for the period June 1 through December 31, 1996.

                             Eagle-Gypsum Products
                               (A Joint Venture)

                   Notes to Financial Statements (continued)

5. COMMITMENTS AND CONTINGENCIES (CONTINUED)

CO-GENERATION FACILITY

The Venture contracted with a related party who owns and operates a co-generation facility located adjacent to the wallboard plant to provide electrical and thermal energy necessary to meet the requirements of the Venture's plant.

The Venture has an option to purchase the co-generation facility at amounts ranging from $1,125,000 to $8,975,000 over the term of the agreement. The Venture is committed to purchase thermal and electrical energy from the related party over the 15-year term of the contract as follows:

            1997                  $1,721,016
            1998                   1,721,016
            1999                   1,721,016
            2000                   1,721,016
            2001                   1,721,016
            Thereafter             6,023,556

6.  DEFINED CONTRIBUTION PLAN

The Venture has a defined contribution plan which qualifies under Section 401(k) of the Internal Revenue Code. It covers all full-time employees who have completed at least one year of service. Subject to maximums imposed by the Internal Revenue Service, the Venture matches 50% of employees' contributions. Employees may contribute up to 6% of their annual compensation. Employer contributions vest to the participants incrementally over a period of seven years or immediately upon termination. Venture contributions were approximately $48,000 and $51,000 for the years ended December 31, 1996 and 1995, respectively.

                             Eagle-Gypsum Products
                               (A Joint Venture)

                   Notes to Financial Statements (continued)

7. SUBSEQUENT EVENT

On February 18, 1997 EIG made a capital contribution to the Venture of all of its interest in Eagle Timber Products L.L.C., a Colorado limited liability company.

In a separate, unrelated transaction the Venture contributed its gypsum wallboard manufacturing facility and related assets to a limited liability company in exchange for an 87% ownership interest. Simultaneously, a related party contributed the co-generation facility (See Notes 4 and 5) for a 13% ownership interest. The Venture sold its 87% interest in the limited liability company on February 26, 1997 for approximately $48,500,000 of which approximately $43,400,000 was used to pay down notes payable, including all amounts that were classified as current in the accompanying balance sheet as of December 31, 1996. All remaining debt was restructured with new terms.

                   ITEM 7 (b) PRO FORMA FINANCIAL INFORMATION

                     INTRODUCTION TO PRO FORMA INFORMATION


On February 26, 1997, Centex Eagle Gypsum Company and CEGC Holding Company, both wholly owned subsidiaries of Centex Construction Products, Inc. ("CXP" or the "Company"), acquired all of the Common Units of Centex Eagle Gypsum Company, L.L.C., a Delaware limited liability company ("Centex Eagle"), owned by Eagle-Gypsum Products ("Eagle") and National Energy Systems, Inc. ("NES"). The Common Units were purchased for $52 million plus approximately $4 million for Centex Eagle's net working capital. Payment was made from approximately $52 million of available cash and $4 million of borrowings from a revolving credit facility.

The accompanying unaudited pro forma statements of consolidated earnings for the fiscal year ended March 31, 1996 and for the nine months ended December 31, 1996 reflect the historical accounts of the Company for those periods adjusted to give pro forma effect to the acquisition of Centex Eagle, as if the transaction had occurred on April 1, 1995. A pro forma balance sheet has been included to reflect balances as if the acquisition occurred on December 31, 1996.

The pro forma consolidated financial data and accompanying notes should be read in conjunction with the consolidated financial statements of the Company and Eagle-Gypsum Products. Management believes the assumptions used in the following statements provide reasonable basis on which to present the pro forma financial data. The pro forma consolidated financial data is provided for informational purposes only and should not be construed to be indicative of the Company's results of operations had the transactions and events described above been consummated on the date assumed and are not intended to project the Company's results of operations for any future period.

Capitalized terms not defined herein are defined in the response to Item 7(a) of this Current Report on Form 8-K/A.


                       CENTEX CONSTRUCTION PRODUCTS, INC.
                  PRO FORMA STATEMENT OF CONSOLIDATED EARNINGS
                                  (UNAUDITED)


                                                        For the Year Ended March 31, 1996
                                                   ---------------------------------------------
                                                      As           Pro Forma         Pro Forma
                                                    Reported*     Adjustments         Results
                                                   ------------   ------------      ------------
                                                   (Dollars in thousands, except per share data)
Revenues                                           $    222,594   $     32,452(a)   $    255,046

Costs and Expenses                                      166,989         26,811(a)        193,800
Corporate General and Administrative                      2,498          1,153(a)          3,651
Interest Expense, net                                       803          3,048(b)          3,851
                                                   ------------   ------------      ------------
                                                        170,290         31,012           201,302
                                                   ------------   ------------      ------------

Earnings Before Income Taxes                             52,304          1,440            53,744

Income Taxes                                             18,360            505(c)         18,865
                                                   ------------   ------------      ------------

Net Earnings                                       $     33,944   $        935      $     34,879
                                                   ============   ============      ============

Earnings Per Share                                 $       1.48   $       0.04      $       1.52
                                                   ============   ============      ============

*   Derived from audited financial statements.

                       CENTEX CONSTRUCTION PRODUCTS, INC.
                  PRO FORMA STATEMENT OF CONSOLIDATED EARNINGS
                                  (UNAUDITED)

                                                 For the Nine Months Ended December 31, 1996
                                                ----------------------------------------------
                                                     As          Pro Forma          Pro Forma
                                                  Reported      Adjustments         Results
                                                ------------    ------------      ------------
                                                 (Dollars in thousands, except per share data)
Revenues                                        $    185,713    $     25,843(a)   $    211,556

Costs and Expenses                                   131,694          18,770(a)        150,464
Corporate General and Administrative                   2,438           1,212(a)          3,650
Interest (Income) Expense, net                          (960)          2,378(b)          1,418
                                                ------------    ------------      ------------
                                                     133,172          22,360           155,532
                                                ------------    ------------      ------------

Earnings Before Income Taxes                          52,541           3,483            56,024

Income Taxes                                          18,442           1,222(c)         19,664
                                                ------------    ------------      ------------

Net Earnings                                    $     34,099    $      2,261      $     36,360
                                                ============    ============      ============

Earnings Per Share                              $       1.54    $       0.10      $       1.64
                                                ============    ============      ============





-----------------

(a) To reflect the revenues, costs and expenses and corporate general and administrative expenses of Eagle for the applicable periods. The Pro Forma Adjustments reflected under the section "For the Year Ended March 31, 1996" are based upon Eagle's actual amounts for their calendar year ended December 31, 1995 as adjusted below. The amounts used "For the Nine Months Ended December 31, 1996" are for that specific nine-month period. Following is a reconciliation of Eagle's actual revenues, costs and expenses, and corporate general and administrative expenses to the pro forma amounts reported above.


                                                      FOR THE YEAR        FOR THE NINE
                                                         ENDED             MONTHS ENDED
                                                        3/31/96              12/31/96
                                                     --------------       --------------
Actual Eagle Revenues                                $       32,452       $       25,843
                                                     ==============       ==============



Actual Eagle Costs and Expenses                      $       30,129       $       22,827
     Depreciation Expense                                      (683)(1)             (529)(1)
     Co-Generation Fees                                      (1,643)(2)           (1,230)(2)
     Manufacturing Costs                                       (992)(3)           (2,298)(3)
                                                     --------------       --------------

Adjusted Eagle Costs and Expenses                    $       26,811       $       18,770
                                                     ==============       ==============


Actual Eagle Corporate General & Admin. Expenses     $        2,047       $        1,719
     Personnel Reductions                                      (134)(4)             (322)(4)
     Management Fees                                           (250)(5)             (185)(5)
     Organization Costs                                        (510)(6)                0 (6)
                                                     --------------       --------------

Adjusted Eagle Corporate General & Admin. Expenses   $        1,153       $        1,212
                                                     ==============       ==============

--------------------

          (1) Decrease in depreciation expense due to a difference in asset lives.

          (2)  Elimination of co-generation fees paid to NES.

          (3) Decrease in labor and related benefit costs due to a reduction in hourly personnel and the termination of certain plant supervisory personnel. Also, purchased paper costs would have decreased due to more competitive prices available from the Company's paper suppliers. Upon closing, Eagle's paper contract was not assumed and the reductions in personnel actually occurred.

          (4) To reflect certain Eagle selling and administrative personnel and the related benefit costs that were eliminated at closing due to duplicate positions at CXP's other gypsum wallboard operation.

          (5)  Elimination of management fees paid to an Eagle related party.

          (6) Elimination of the amortization of organization costs in fiscal 1996. Such costs were fully amortized as of December 31, 1995.



(b) To reflect additional interest expense which would have been incurred had CXP borrowed $56 million on April 1, 1995 to fund the acquisition. For the year ended March 31, 1996, and the nine months ended December 31, 1996, CXP's estimated borrowing rates under its credit facility of 6.2% and 5.8%, respectively, were used.

(c) To reflect the tax effect of the foregoing items using CXP's effective federal and state tax rate of 35.1% for each period.

                       CENTEX CONSTRUCTION PRODUCTS, INC.
                            PRO FORMA BALANCE SHEET
                               DECEMBER 31, 1996
                                  (UNAUDITED)




                                                           As           Pro Forma        Pro Forma
                                                        Reported       Adjustments (a)   Balance
                                                       ------------    ------------    ------------
                                                                  (Dollars in thousands)
ASSETS

Current Assets
     Cash and Cash Equivalents                         $     54,055    $    (48,537)   $      5,518
     Accounts and Notes Receivable, net                      32,639           3,724          36,363
     Inventories                                             26,566           1,761          28,327
                                                       ------------    ------------    ------------
          Total Current Assets                              113,260         (43,052)         70,208
                                                       ------------    ------------    ------------

Property, Plant and Equipment                               310,423          52,000         362,423
     Less Accumulated Depreciation                         (135,999)              0        (135,999)
                                                       ------------    ------------    ------------
          Property, Plant and Equipment, net                174,424          52,000         226,424
                                                       ------------    ------------    ------------

Notes Receivable, net                                         1,719               0           1,719

Other Assets                                                  4,999              14           5,013
                                                       ------------    ------------    ------------
                                                       $    294,402    $      8,962    $    303,364
                                                       ============    ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
     Accounts Payable                                  $     16,103    $      1,237    $     17,340
     Accrued Liabilities                                     26,382             257          26,639
     Current Portion of Long-term Debt                           80               0              80
     Income Taxes Payable                                     3,951               0           3,951
                                                       ------------    ------------    ------------
          Total Current Liabilities                          46,516           1,494          48,010
                                                       ------------    ------------    ------------

Long-term Debt                                                  640           7,468           8,108

Deferred Income Taxes                                        14,424               0          14,424

Stockholders' Equity
     Common Stock, Par Value $0.01;
          Authorized 50,000,000 Shares;
          Issued and Outstanding 21,982,814 shares              220               0             220
     Capital in Excess of Par Value                         147,198               0         147,198
     Retained Earnings                                       85,404               0          85,404
                                                       ------------    ------------    ------------
Total Stockholders' Equity                                  232,822               0         232,822
                                                       ------------    ------------    ------------
                                                       $    294,402    $      8,962    $    303,364
                                                       ============    ============    ============

-------------------

(a) To reflect the purchase of Centex Eagle Gypsum Company, L.L.C., Common Units and the utilization of CXP available cash and borrowings under CXP's credit facility to fund the acquisition as of December 31, 1996.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CENTEX CONSTRUCTION PRODUCTS, INC.
                                           ------------------------------------
                                                        Registrant


May 12, 1997                               By:     /s/ O.G. Dagnan
                                               --------------------------------
                                                 O.G. (Greg) Dagnan
                                                 President and Chief Executive
                                                 Officer

                               INDEX TO EXHIBITS
                       CENTEX CONSTRUCTION PRODUCTS, INC.


      Exhibit                         Exhibit
      -------                         -------
       Number
       ------
       2.1*    Limited Liability Company Unit Purchase Agreement (EGP), dated as of December 5, 1996, among Eagle-Gypsum Products, Centex American
               Gypsum Company, and Centex Eagle Gypsum Company**

       2.2* Limited Liability Company Unit Purchase Agreement (NES), dated as of December 5, 1996, among National Energy Systems, Inc., Centex
               American Gypsum Company, and CEGC Holding Company**

       2.3***  Consent of Independent Auditors



------------------------

* Previously filed with the Commission on March 12, 1997 as exhibits to Centex Construction Products, Inc.'s Current Report on Form 8-K dated March 12, 1997.

** The schedules to these agreements are described in the respective agreements and have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the Commission a copy of these omitted schedules upon request of the Commission.


***      Filed Herewith